Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
CubeSmart:

We consent to the incorporation by reference in the registration statement (No. 333-236886) on Form S-3 of CubeSmart and CubeSmart, L.P. and (Nos. 333-211787, 333-167623, 333-143126, 333-143125, 333-143124, 333-119987 and 333-216768) on Form S-8 of CubeSmart of our reports dated February 26, 2021, with respect to the consolidated balance sheets of CubeSmart as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule III (collectively, the Consolidated Financial Statements), and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the Consolidated Financial Statements refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 26, 2021